EXHIBIT 10.5

Execution Copy

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is dated as of April 30, 2013, and entered into by and among WEBSTER BANK, N.A., as senior agent (in such capacity, the “Senior Agent”) for itself and the other senior creditors party to the Senior Credit Agreement (as defined below) (together with the Senior Agent, individually, a “Senior Creditor” and collectively, the “Senior Creditors”), BIA DIGITAL PARTNERS SBIC II LP, as agent (in such capacity, the “Subordinated Agent”) for itself and the other Subordinated Creditors (as defined below), and the other Subordinated Creditors identified on the signature pages hereof (together with the Subordinated Agent, individually, a “Subordinated Creditor”, and collectively, the “Subordinated Creditors”).

RECITALS

WHEREAS, the Senior Creditors have made, and in the future may make, credit accommodations available to the Obligors (as defined herein) pursuant to the terms and provisions of that certain Credit Agreement dated as of April 30, 2013, by and among the Senior Agent, the other Senior Creditors, GLOBAL TELECOM & TECHNOLOGY, INC. (“GTTI”), a Delaware corporation; GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC. (“GTT Americas”), a Virginia corporation; GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC (“GTT Global”), a Virginia limited liability company; NLAYER COMMUNICATIONS, INC. (“NLayer”), a Illinois corporation; PACKETEXCHANGE (USA), INC. (“PEI USA”), a Delaware corporation; PACKETEXCHANGE, INC. (“PEI”), a Delaware corporation; TEK CHANNEL CONSULTING, LLC (“TEK”), a Colorado limited liability company; WBS CONNECT LLC (“WBS”), a Colorado limited liability company; COMMUNICATION DECISIONS SNVC, LLC (“CD SNVC”), a Virginia limited liability company; CORE180, LLC (“Core180”), a Delaware limited liability company; ELECTRA, LTD. (“Electra”), a Virginia corporation; and IDC GLOBAL, INC. (“IDC” and, individually and collectively, jointly and severally, the “Borrower”), a Delaware corporation and the lenders from time to time party thereto (as amended and in effect as of the date hereof and as may hereafter be amended, modified, restated or supplemented from time to time as permitted hereunder, the “Senior Credit Agreement”);

WHEREAS, the Subordinated Creditors have made, or in the future may make, credit accommodations available to certain Obligors pursuant to the terms and provisions of ;that certain Second Amended and Restated Note Purchase Agreement dated as of April 30, 2013, by and among the Subordinated Agent, the other Subordinated Creditors and GTTI, GTT Americas, NLayers, PEI USA, PEI, WBS, CS SNVC, Core180, Electra and IDC, as borrowers (individually and collectively, jointly and severally, the “Subordinated Borrower”) (as amended, modified, restated or supplemented from time to time as permitted hereunder, the “Subordinated Credit Agreement”);

WHEREAS, the obligations of Borrower under the Senior Credit Agreement are secured on a first priority basis by liens on substantially all of the assets of Borrower and the Guarantors, pursuant to the terms of certain of the Senior Loan Documents (as defined below);

WHEREAS, pursuant to (i) that certain Amended and Restated Unconditional Guaranty, dated as of April 30, 2012 by GTT Global in favor of the Subordinated Agent and the other Subordinated Creditors (the “GTT Global Subordinated Guaranty”) and (ii) that certain Amended and Restated Unconditional Guaranty, dated as of April 30, 2012 by TEK in favor of the Subordinated Agent and the other Subordinated Creditors (the “TEK Subordinated Guaranty”, and together with the Global Telecom Subordinated Guaranty, collectively, the

“Subordinated Guaranty”), GTT Global and TEK (individually and collectively, jointly and severally, the “Subsidiary Guarantors” have guaranteed the Obligations (as defined in the Subordinated Credit Agreement);

WHEREAS, the obligations of (i) Subordinated Borrower under the Subordinated Credit Agreement and (ii) the Subsidiary Guarantors under the Subordinated Guaranty are secured on a second priority basis by liens on substantially all of the assets of Subordinated Borrower and the Subsidiary Guarantors, pursuant to the terms of certain of the Subordinated Loan Documents (as defined below);

WHEREAS, one of the conditions of the Senior Credit Agreement is that (1) the Senior Obligations (as defined herein) be senior and prior in right of payment to the Subordinated Obligations (as defined herein) as set forth in this Agreement, and (2) the priority of Senior Creditors' security interests in and liens on the Collateral (as defined herein) be senior and prior to the Subordinated Creditors' security interests in and liens on the Collateral as set forth in this Agreement; and

WHEREAS, Subordinated Creditors and the other Subordinated Claimholders have agreed to (1) the subordination of the Subordinated Obligations (as defined herein) to the Senior Obligations (as defined herein) upon the terms and subject to the conditions set forth in this Agreement; and (2) the subordination of their Liens to the Liens of Senior Creditors upon the terms and subject to the conditions set forth in this Agreement.

Each of the Senior Claimholders and each of the Subordinated Claimholders hereby agree as follows:

1.           Definitions.

(a)          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“AHYDO Payments” means payments required to be made in respect of the Subordinated Obligations pursuant to Section 2.1.5(e) of the Subordinated Credit Agreement as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bank Product Obligations” shall mean Cash Management Obligations and FX Obligations.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, any successor statute, or any analogous statute in any foreign jurisdiction.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors.

“Blockage Period” means a Covenant Blockage Period or a Payment Blockage Period.

“Borrower” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York.

“Cash Collateral” has the meaning set forth in Section 5(b).

“Cash Management Obligations” means, with respect to any Person, the obligations of such Person in connection with any Cash Management Agreement (as such term is defined in the Senior Credit Agreement as in effect on the date hereof or as amended to include any New Cash Management Obligations).

“Collateral” means all assets and property (whether real, personal, or mixed) now owned or hereafter acquired by any Obligor in or upon which a Lien is granted under any of the Senior Loan Documents or any of the Subordinated Loan Documents and all products and Proceeds of any of the foregoing.

“Collection Action” means (a) any demand or request for any payment or Distribution, any commencement of (or participation with others in the commencement of) any litigation or other similar proceeding, or the commencement of any other remedy, in each case in an effort to collect the Subordinated Obligations, (b) any acceleration of any Subordinated Obligations, or (c) any commencement of, or joinder with any creditor in commencing, any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries.

“Conforming Amendment” means any amendment to a provision of any Subordinated Loan Document that is substantively identical to a corresponding amendment to a comparable provision of a comparable Senior Loan Document.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC), and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party, or any agent therefor.

“Covenant Blockage Period” means the period from and including the date of receipt by the Subordinated Agent of a Covenant Default Notice until the first to occur of (a) the 150th day after receipt by the Subordinated Agent of such Covenant Default Notice, (b) the date on which Senior Creditors have expressly waived such Covenant Default Event in writing, (c) the Discharge of the Senior Obligations, or (d) the date on which Senior Agent, on behalf of the requisite Senior Creditors, gives written notice to the Subordinated Agent that such Covenant Blockage Period has terminated.

“Covenant Default Event” has the meaning specified in Section 2(c).

“Covenant Default Notice” means a written notice from Senior Agent to Subordinated Agent of the existence of a Covenant Default Event and specifically designating such notice as a “Covenant Default Notice.”

“DIP Financing” has the meaning set forth in Section 5(b).

“Discharge of the Senior Priority Obligations” means, except to the extent otherwise expressly provided in Section 8, (a) payment in full of the Senior Priority Obligations (other than (i) unasserted contingent indemnification obligations as to which no claim is known or determinable, (ii) outstanding Letters of Credit, and (iii) Bank Product Obligations), which payment is in cash or in other consideration acceptable to the Senior Claimholders in their sole discretion (it being understood that the Senior Claimholders have no obligation to accept, or consider the acceptance of, any consideration other than cash), (b) termination or expiration of all commitments to extend credit that would constitute Senior Priority Obligations, and (c) the termination or cash collateralization (in an amount and in the manner required by the Senior Credit Agreement) of all outstanding Letters of Credit and all Bank Product Obligations that would constitute Senior Priority Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Distribution” means any payment or distribution by any Obligor or any of its Subsidiaries in respect of the Senior Obligations or the Subordinated Obligations, as the case may be, of assets of any kind or character (whether in cash, securities, assets, by set-off, recoupment, or otherwise and including by purchase redemption or other acquisition of such Senior Obligations or Subordinated Obligations.

“Dollars” or “$” means United States dollars.

“Event of Default” means, as the context may require, an “Event of Default” as defined in the Senior Credit Agreement or an “Event of Default” as defined in the Subordinated Credit Agreement.

“Excess Senior Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Senior Loan Documents, the undrawn amount of all outstanding Letters of Credit, and the amount of Bank Product Obligations that is in excess of the Senior Debt Cap, plus (b) the portion of interest and fees that accrue on account of such portion of the loans, Letters of Credit, and Bank Product Obligations described in clause (a) of this definition, provided, however, that any Senior Obligations that are owed to any Obligor, or any of their Affiliates shall be deemed to be Excess Senior Obligations (it being understood that nothing in this Agreement should be interpreted as a consent by any Senior Claimholder or any Subordinated Claimholder to permitting any Obligor, or any of their Affiliates in becoming a Senior Creditor, a Participant, or any other Person to whom Senior Obligations are owed).

“Excess Subordinated Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Subordinated Loan Documents in excess of the Subordinated Debt Cap, plus (b) the portion of interest and fees that accrue on account of such portion of the loans described in clause (a) of this definition, provided, however, that so long as Excess Senior Obligations are outstanding, any Subordinated Obligations that are owed to any Obligor, or any of their Affiliates shall be deemed to be Excess Subordinated Obligations (it being understood that nothing in this Agreement should be interpreted as a consent by any Senior Claimholder or any Subordinated Claimholder to permitting any Obligor, or any of their Affiliates in becoming a Subordinated Lender, a Participant (as defined in the Subordinated Loan Agreement), or any other Person to whom Subordinated Obligations are owed.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of all or any portion of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor under the Senior Loan Documents or the Subordinated Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Obligor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against all or any portion of the Collateral or Proceeds of all or any portion of the Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of all or any portion of the Collateral in full or partial satisfaction of a Lien (provided that, actions taken by the Senior Agent in the ordinary course of business to receive, collect, retain any cash proceeds held in any deposit account subject to a Control Agreement (as defined in the Senior Credit Agreement as in effect on the date hereof) and to apply such proceeds to the Senior Debt on account of any ordinary course payments owed by any Obligor to the Senior Creditors shall not be deemed an Exercise of Secured Creditor Remedies so long as Borrower is not blocked from accessing such cash pursuant to the terms of such Control Agreement or otherwise), (c) the sale, assignment, transfer, lease, license or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the exercise of any other enforcement right relating to all or any portion of the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Subordinated Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding (other than a request for adequate protection permitted by this Agreement), or otherwise, (e) the pursuit of Senior Default Dispositions, (f) the pursuit of Subordinated Default Dispositions, or (f) the setoff or recoupment against or foreclosure on all or any portion of the Collateral or the Proceeds of all or any portion of the Collateral.

“FX Obligations” means the obligations of Borrower under any foreign exchange contract by and between Borrower and Senior Creditors under which Borrower commits to purchase from or sell to any Senior Creditor a specific amount of Foreign Currency on a specified date.

“Guarantors” means (i) each Subsidiary Guarantor, and (ii) each other Person that becomes a guarantor of the Senior Obligations or the Subordinated Obligations on or after the date hereof, and “Guarantor” means any one of them.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Letters of Credit” is/are any standby or commercial letter of credit issued by any Senior Creditor upon request of Borrower based upon an application, guarantee, indemnity or similar agreement on the part of such Senior Creditor.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any capital lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“New Cash Management Obligations” shall mean any cash management services, FX Obligations, Letters of Credit or other bank products provided to Borrower by any Senior Creditor which were not contemplated in the Senior Credit Agreement as in effect on the date hereof; provided that such New Cash Management Obligations shall not exceed $7,000,000 in the aggregate at any time (and any such excess shall constitute Excess Senior Obligations).

“Non-Blockable Amounts” means (a) interest or fees paid in the form of PIK

Securities or paid-in-kind by being capitalized and added to the principal balance of the Subordinated Obligations, (b) mandatory prepayments of principal when due under the Subordinated Credit Agreement (as in effect on the date hereof), but only to the extent that the requisite Senior Claimholders consent to such mandatory prepayment being applied to the Subordinated Obligations, and (c) out-of-pocket costs and expenses and indemnities due and owing to any Subordinated Claimholder in accordance with the terms of the Subordinated Loan Documents).

“Obligors” means Borrower, the Guarantors, and each other Person that may from time to time execute and deliver a Senior Loan Document or a Subordinated Loan Document as a “debtor”, “borrower”, “guarantor”, “obligor”, “grantor”, or “pledgor” (or the equivalent thereof), and “Obligor” means any one of them.

“Payment Blockage Period” means, with respect to any Payment Default Event, the period from and including the date on which the Subordinated Agent receives notice of a Payment Default Event until the first to occur of (a) the date on which Subordinated Agent receives a written waiver of the Payment Default Event from Senior Agent, (b) the Discharge of the Senior Priority Obligations, (c) the date on which the Payment Default Event has been cured, or (d) the date on which Senior Agent gives written notice to Subordinated Agent that such Payment Blockage Period has terminated.

“Payment Default Event” has the meaning specified in Section 2(c). “Pay-Over Amount” has the meaning specified in Section 5(e)(2)(B).

“Permitted Subordinated Debt Payments” means (a) regularly scheduled payments of cash interest on the Subordinated Obligations (including default interest), (b) AHYDO Payments, (c) payment of principal when due at maturity, together with any interest that has accrued on such principal and is due at maturity, (d) catch up payments made pursuant to Section 2(c)(5), (e) payments in kind in the form of Reorganization Securities, (f) payments of reasonable amendment and waiver fees in connection with the execution of an amendment or waiver permitted hereby, and (g) payments if, and as due, upon an Event of Default caused by a Change of Control as required pursuant to Section 8.12 of the Subordinated Credit Agreement as in effect on the date hereof provided that the Senior Agent, on behalf of the requisite Senior Creditors, has waived any Event of Default under the Senior Credit Agreement relating to such Change of Control or consented in writing to such Change of Control in accordance with the terms of the Senior Credit Agreement, in each case as provided in the Subordinated Loan Documents in effect as of the date hereof or as amended in accordance with the terms of this Agreement; provided, however, that in the case of each of clauses (a), (b), (c), (d), (e), (f) and (g), (i) only if such payments are payments made in accordance with the terms of the Subordinated Loan Documents as in effect on the date hereof and as amended in accordance with this Agreement, and (ii) such payments are not Proceeds of any Collateral arising from the Exercise of Secured Creditor Remedies by any Subordinated Creditor or any other Subordinated Claimholder.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

“PIK Securities” means additional subordinated notes issued as in-kind interest on the outstanding Subordinated Obligations in accordance with the terms of the Subordinated Loan Documents and not prohibited by the terms of this Agreement.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or Disposed of, whether voluntarily or involuntarily.

“Purchase Notice” has the meaning set forth in Section 9(a) of this Agreement.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Securities” means any debt or equity securities of any Obligor or any other Person, provided that (a) in the case of equity securities, if such equity securities provide for mandatory redemption or mandatory dividend payments, the payment thereof shall be subordinated in right of payment, at least to the same extent provided in this Agreement with respect to the Subordinated Obligations, to the payment in full of all Senior Obligations and to the payment in full of all debt or equity securities having such features issued in exchange for the Senior Obligations to the holders of Senior Obligations, and (b) in the case of debt securities, any payment in respect of such debt securities shall be subordinated in right of payment, at least to the same extent provided in this Agreement with respect to the Subordinated Obligations, to the payment in full of all Senior Obligations and to the payment in full of all debt securities issued in exchange for the Senior Obligations to the holders of Senior Obligations.

    “Senior Agent” has the meaning set forth in the preamble to this Agreement, in each case.

“Senior Creditor” has the meaning set forth in the preamble to this Agreement.

“Senior Claimholders” means, at any relevant time, individually and collectively, the Senior Creditors or any other holders of the Senior Obligations at that time.

“Senior Collateral Documents” means the Collateral Documents (as defined in the Senior Credit Agreement), the IP Agreement (as defined in the Senior Credit Agreement), and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Senior Obligation or under which rights or remedies with respect to such Liens are governed.

“Senior Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Senior Debt Cap” means the result of (a) $77,000,000 consisting of the sum of (i) the Term Loan under the Senior Credit Agreement, in an aggregate principal amount as of the date hereof equal to $65,000,000 plus (ii) (b) (i) $5,000,000 consisting of Revolving Credit Loans available under (and as defined in) the Senior Credit Agreement (as in effect on the date hereof) plus (ii) New Cash Management Obligations not to exceed $7,000,000 in the aggregate at any time, minus (c) the sum of (i) the aggregate amount of all payments of the principal of the Term Loan under the Senior Credit Agreement (other than payments of the Term Loan in connection with a Refinancing thereof), plus (iii) the sum of the amount of all payments of Revolver Credit Loans under the Senior Credit Agreement that result in a permanent reduction of the Revolving Credit Commitment under (and as defined in) the Senior Credit Agreement (other than payments of such Revolving Credit Loans in connection with a Refinancing thereof).

“Senior Default Disposition” means any private or public Disposition of all or any Collateral by one or more Obligors with the consent of Senior Agent, on behalf of the requisite Senior Claimholders, after the occurrence and during the continuance of an Event of Default (as defined in the Senior Credit Agreement).

“Senior Default Notice” has the meaning set forth in Section 7(c) of this Agreement.

“Senior Loan Documents” means the Senior Credit Agreement, the Senior Collateral Documents, the  and each of the other Loan Documents (as such term is defined in the Senior Credit Agreement), together with any agreement or other document executed or delivered in connection with any DIP Financing provided by a Senior Claimholder.

“Senior Obligations” means, collectively, all Obligations (as defined in the Senior Credit Agreement), and all other obligations and amounts owing, due, or secured under the terms of the Senior Credit Agreement, or any other Senior Loan Document, whether now existing or hereafter arising, including all principal, premium, interest, fees, attorneys' fees, costs, charges, expenses, reimbursement obligations, Cash Management Obligations, FX Obligations, obligations to post cash collateral in respect of Letters of Credit or indemnities in respect thereof, obligations to post cash collateral in respect of Cash Management Obligations, FX Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under any Senior Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Senior Priority Obligations” means all Senior Obligations exclusive of the Excess Senior Obligations, which Excess Senior Obligations shall be excluded from (and shall not constitute) Senior Priority Obligations.

“Senior Recovery” has the meaning set forth in Section 5(h). “Short Fall” has the meaning specified in Section 5(e)(2)(B).

“Standstill Notice” means a written notice from Subordinated Agent to Senior Agent referencing the Event of Default that has occurred under any of the Subordinated Loan Documents and specifically designating such notice as a “Standstill Notice”.

“Standstill Period” means the period from and including the date of receipt by Senior Agent of a Standstill Notice until the first to occur of: (a) the 150th day following the receipt of a Standstill Notice arising from any default or event of default under the Subordinated Loan Documents; (b) the date on which Senior Agent receives written notice from Subordinated Agent that the Event of Default under the Subordinated Loan Documents that gave rise to such Standstill Period shall have been cured or waived in writing in accordance with the terms of the Subordinated Loan Documents; (c) the date of acceleration of all or any portion of the Senior Obligations; (d) upon any asset sale or other Disposition of any Collateral of the Obligors (whether by merger, consolidation, recapitalization, sale of assets, foreclosure or otherwise) or any agreement or arrangement with respect thereto is entered into by any of the Obligors or approved by the board of directors or similar governing body of the stockholders of the Obligors in violation of the Subordinated Loan Documents (as in effect on the date hereof or as amended in accordance herewith) and such sale, agreement or arrangement has not otherwise been consented to by the Subordinated Agent; (e) the foreclosure or other exercise of remedies by the Senior Agent upon all or a material portion of the Collateral of the Obligors; (f) the commencement of any Insolvency Proceeding relating to any Obligor; (g) the Maturity Date (as defined in the Subordinated Credit Agreement); (h) so long as the Senior Agent is not exercising any other enforcement remedy, a termination, reduction or suspension by the Senior Agent of the Revolving Credit Commitment (as defined in the Senior Credit Agreement, as is in effect on the date hereof), or Borrower's ability to borrow thereunder that continues for a period of at least sixty (60) days; (i) the breach of Section 7(b) this Agreement by any Senior Claimholder; or (j) the Discharge of the Senior Priority Obligations.

“Subordinated Agent” has the meaning set forth in the preamble to this Agreement.

“Subordinated Borrower” has the meaning set forth in the recitals to this Agreement.

“Subordinated Claimholder Bankruptcy Payments” has the meaning specified in Section 5(e)(2)(B).

“Subordinated Claimholders” means, at any relevant time, individually and collectively, each Subordinated Creditor, and each other holder of the Subordinated Obligations from time to time.

“Subordinated Collateral Documents” means the Security Agreement (as defined in the Subordinated Credit Agreement), and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Subordinated Obligation or under which rights or remedies with respect to such Liens are governed.

“Subordinated Debt Cap” means the result of (a) $28,000,000, minus (b) the aggregate amount of all payments of the principal of the term loan obligations under the Subordinated Credit Agreement (other than payments of such term loan obligations in connection with a Refinancing thereof subject to the limitations set forth herein), plus (c) interest, fees, expenses and all other amounts that are capitalized pursuant to the terms of the Subordinated Loan Documents as in effect on the date hereof and as amended in accordance with this Agreement.

“Subordinated Default Disposition” means any private or public Disposition of all or any Collateral by one or more Obligors with the consent of any Subordinated Creditor on behalf of the requisite Subordinated Claimholders after the occurrence and during the continuance of an Event of Default (as defined in the Subordinated Credit Agreement).

“Subordinated Guaranty” has the meaning set forth in the recitals to this Agreement.

“Subordinated Loan Documents” means the Subordinated Credit Agreement, the Subordinated Guaranty, the Subordinated Collateral Documents and the other documents, instruments, or agreements executed in connection therewith. For avoidance of doubt and notwithstanding anything herein to the contrary, “Subordinated Loan Documents” shall not include the Warrant (as defined in the Subordinated Credit Agreement).

“Subordinated Obligations” means, collectively, all Obligations (as defined in the Subordinated Credit Agreement), all obligations under the Subordinated Guaranty, and all other obligations and amounts owing, due, or secured under the terms of the Subordinated Credit Agreement, or any other Subordinated Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys' fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Subordinated Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Subordinated Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding). For avoidance of doubt and notwithstanding anything to the contrary herein, “Subordinated Obligations” shall not include any obligations and amounts owing or due with respect to the Warrant (as defining in the Subordinated Credit Agreement).

“Subordinated Priority Obligations” means all Subordinated Obligations exclusive of the Excess Subordinated Obligations, which Excess Subordinated Obligations shall be excluded from (and shall not constitute) Subordinated Priority Obligations.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Subsidiary Guarantors” has the meaning set forth in the recitals.

“Triggering Event” means the occurrence of any one of the following events: (a) the occurrence and continuance of an Event of Default under the Senior Loan Documents that remains unwaived for a period of at least sixty (60) days, (b) the acceleration of all or any portion of the Senior Obligations, (c) the Exercise of Secured Creditor Remedies by the Senior Creditors against the Obligors or their assets, or (d) the commencement of an Insolvency Proceeding with respect to any Obligor.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

(a)          Terms Defined in the Senior Credit Agreement. Except to the extent expressly provided herein to the contrary, any term used in this Agreement and not defined in this Agreement has the meaning set forth in the Senior Credit Agreement.

(b)          Rules of Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (1) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, modified or Refinanced in accordance with the terms of this Agreement; (2) any definition of or reference to Senior Obligations or the Subordinated Obligations herein shall be construed as referring to the Senior Obligations or the Subordinated Obligations (as applicable) as from time to time amended, restated, modified or Refinanced in accordance with the terms of this Agreement; (3) any reference herein to any person shall be construed to include such person's successors and permitted assigns; (4) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (5) all references herein to Sections shall be construed to refer to Sections of this Agreement; (6) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights; and (7) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof.

2.          Payment Subordination.

(a)         Subordination. Each Subordinated Claimholder hereby covenants and agrees that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of the Senior Priority Obligations. Each holder of Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Obligations in reliance upon the provisions contained in this Agreement. Except as set forth in Section 2(b), unless and until the Discharge of the Senior Priority Obligations shall have occurred, no Subordinated Claimholder shall accept, take, or receive by payment or prepayment, directly or indirectly from any Obligor or any of its Subsidiaries any Distribution which may now or hereafter be owing to such Subordinated Claimholder on account of any of the Subordinated Obligations.

(b)         Permitted Payments. So long as no Blockage Period is in effect, Borrower may pay to the Subordinated Claimholders, and the Subordinated Claimholders may accept and receive from Borrower on account of the Subordinated Obligations, Permitted Subordinated Debt Payments.

(c)         Blockage Period.

(1)   Payment Default Event. If any Obligor shall default in the payment of principal or interest on any Senior Obligations when the same becomes due and payable which default constitutes an Event of Default under any of the Senior Loan Documents, whether at maturity or at a date fixed for scheduled payment or by declaration or acceleration or otherwise (a “Payment Default Event”), then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive by payment or prepayment, directly or indirectly from any Obligor any Distribution on account of any of the Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default Event (other than Non-Blockable Amounts).

(2)          Covenant Default Event. If (i) an Event of Default other than a Payment Default Event shall have occurred and be continuing under the Senior Credit Agreement (a “Covenant Default Event”), and (ii) Subordinated Agent shall have received a Covenant Default Notice, then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive, by payment or prepayment, directly or indirectly from any Obligor any Distribution on account of any of the Subordinated Obligations during the Covenant Blockage Period applicable to such Covenant Default Event (other than Non-Blockable Amounts). No Covenant Default Event known to any Senior Creditor on the date a Covenant Default Notice is given may be used as a basis for any subsequent Covenant Default Notice.

(3)          Limitation on Covenant Default Blockage Periods. The foregoing provisions of Section 2(c)(2) to the contrary notwithstanding, (i) in no event shall a Covenant Blockage Period be in effect for more than 120 days in any 365 consecutive day period, (ii) in no event may there be more than two Covenant Blockage Periods in any 365 consecutive day period, and (iii) in no event may there be more than three Covenant Blockage Periods commenced during the term of this Agreement. No Covenant Default Event that was the basis for any Covenant Blockage Period shall be, or be made, the basis for the commencement of a second Covenant Blockage Period unless such Covenant Default Event shall have been cured or waived for a period of not less than 60 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period ending after the commencement of such Covenant Blockage Period that, in either case, would give rise to a Covenant Default Event pursuant to any provisions under which a Covenant Default Event previously existed or was continuing shall constitute a new Covenant Default Event for this purpose).

(4)          Reorganization Securities/PIK Securities. Notwithstanding anything to the contrary contained in this Section 2, no Obligor shall be prohibited from making, and no Subordinated Claimholder shall be prohibited from receiving, any Reorganization Securities or any Non-Blockable Amounts.

(5)          Payments Upon the Expiration or Termination of a Blockage Period. Subject to the terms of this Agreement, upon the expiration or termination of a Blockage Period, Borrower may pay to the Subordinated Claimholders, and the Subordinated Claimholders may accept and receive from Borrower on account of the Subordinated Priority Obligations, the amount of any Permitted Subordinated Debt Payments to which the Subordinated Claimholders would have been entitled had such Blockage Period not been in effect, provided that no new Blockage Period shall then be in effect.

3.          Lien Subordination.

(a)         Acknowledgement; Consent; and Subordination. Each Subordinated Creditor and each of the other Subordinated Claimholders hereby (y) acknowledges that the Obligors, either prior to the date hereof or concurrently herewith, have granted or are granting Liens on the Collateral in favor of Senior Creditors to secure the Senior Obligations and (z) consents, anything to the contrary contained in the Subordinated Loan Documents notwithstanding, to the grant by the Obligors of the Liens on the Collateral to secure the Senior Obligations. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to Senior Agent (or any Senior Claimholder) or any Subordinated Claimholder in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Agent (or any Senior Claimholder) or any Subordinated Claimholder in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or any of the Subordinated Loan Documents, (iv) whether the Liens securing the Senior Obligations are valid, enforceable, void, avoidable, subordinated, disputed, or allowed, or (v) any other circumstance whatsoever, Senior Agent, on behalf of itself and the other Senior Claimholders, and each Subordinated Creditor and each of the other Subordinated Claimholders hereby agree that:

(1)          any Lien with respect to all or any portion of the Collateral securing any Senior Obligations now or hereafter held by or on behalf of, or created for the benefit of, any Senior Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior and prior in all respects to all Liens with respect to all or any portion of the Collateral securing any Subordinated Obligations; and

(2)          any Lien with respect to all or any portion of the Collateral securing any Subordinated Obligations now or hereafter held by or on behalf of, or created for the benefit of any Subordinated Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all or any portion of the Collateral securing any Senior Obligations.

(b)         Disposition of Collateral; Release of Liens.

(1)          Exclusive Rights of Senior Creditors. Until the Discharge of the Senior Priority Obligations occurs, Senior Agent, on behalf of the Senior Claimholders, shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the applicable Senior Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to any Subordinated Creditor or any other Subordinated Claimholder (other than any notice that may be required by the express terms of this Agreement).

(2)          Lien Release Upon Disposition of Collateral in Exercise of Secured Creditor Remedies. Until the Discharge of the Senior Priority Obligations occurs, if any Exercise of Secured Creditor Remedies by Senior Agent (in each case on behalf of the requisite Senior Creditors), results in a Disposition of any Collateral securing the Senior Obligations (with the Proceeds thereof being applied in accordance with Section 10(c)), then the Liens, if any, of any Subordinated Creditor or any other Subordinated Claimholder on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Exercise of Secured Creditor Remedies results in a Disposition of equity interests in any Obligor, (x) the Persons whose equity interests are Disposed of (including each Subsidiary of each such Person) shall be automatically, unconditionally, and simultaneously released from all of their obligations under the Subordinated Loan Documents, and (y) any Liens granted by such Persons to secure the Subordinated Obligations shall be automatically, unconditionally and simultaneously released); provided that (i) Senior Agent delivers to Subordinated Agent the notice of Disposition required by Section 3(g), (ii) in the event that such sale is to an Affiliate of an Obligor, such sale has been conducted pursuant to Section 363 of the Bankruptcy Code, or pursuant to another public sale or auction process, and (iii) Senior Agent also releases its Liens on such Collateral (and, if the Exercise of Secured Creditor Remedies results in a Disposition of equity interests in any Obligor, Senior Agent also releases such Persons whose equity interests are Disposed of (including each Subsidiary of each such Person) from all of their obligations in respect of the Senior Obligations). Each Subordinated Creditor, for itself and on behalf of any such Subordinated Claimholders, promptly shall execute and deliver to Senior Agent such termination or amendment statements, releases, and other documents as Senior Agent may reasonably request to effectively confirm such release.

(3)          Lien Release Upon Disposition of Collateral Permitted by Senior Loan Documents or with Consent of Senior Claimholders. Until the Discharge of the Senior Priority Obligations occurs, if, in connection with (i) any Disposition of any Collateral securing the Senior Obligations permitted under the terms of the Senior Loan Documents and the Subordinated Loan Documents, or (ii) any Disposition of any Collateral securing the Senior Obligations (with the Proceeds thereof being applied in accordance with Section 10(c)) consented to by Senior Agent, on behalf of the requisite Senior Claimholders, and by Subordinated Agent, on behalf of the requisite Subordinated Claimholders, Senior Agent, for itself or on behalf of any of the other Senior Claimholders, releases any of its Liens on the portion of the Collateral that is the subject of such Disposition, or releases any Obligor from its obligations in respect of the Senior Priority Obligations (if such Obligor is the subject of such Disposition), in each case other than in connection with (x) the Discharge of the Senior Priority Obligations, or (y) the Exercise of Secured Creditor Remedies by Senior Agent (which is addressed in Section 3(b)(2) above), then the Liens, if any, of each Subordinated Creditor and any other Subordinated Claimholder on such Collateral, and the obligations of such Obligor in respect of the Subordinated Obligations (if such Obligor is the subject of such Disposition), shall be automatically, unconditionally, and simultaneously released. Each Subordinated Creditor, for itself and on behalf of the other such Subordinated Claimholders, promptly shall execute and deliver to Senior Agent such termination or amendment statements, releases, and other documents as Senior Agent may reasonably request to effectively confirm such release.

(4)          Lien Release Upon Disposition of Collateral by any Obligor After an Event of Default. Until the Discharge of the Senior Priority Obligations occurs, in the event of any Senior Default Disposition (with the Proceeds thereof being applied in accordance with Section 10(c)), then the Liens, if any, of Subordinated Agent or any other Subordinated Claimholder, on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Senior Default Disposition includes equity interests in any Obligor, the Persons whose equity interests are Disposed of (including each Subsidiary of each such Person) shall be automatically, unconditionally, and simultaneously released from all of their obligations under the Subordinated Loan Documents); provided that (x) Senior Agent delivers to Subordinated Agent the notice of Disposition required by Section 3(g), (y) in the event that such sale is to an Affiliate of an Obligor, such sale has been conducted pursuant to Section 363 of the Bankruptcy Code, or pursuant to another public sale or auction process, and (z) Senior Agent also releases its Liens on such Collateral (and, if the Senior Default Disposition includes equity interests in any Obligor, Senior Agent also releases such persons whose equity interests are Disposed of from all of their obligations in respect of the Senior Obligations), and (z) the net cash Proceeds of any such Senior Default Disposition are applied in accordance with Section 10(c) (as if such Proceeds were Proceeds received in connection with any Exercise of Secured Creditor Remedies).

(5)          Until the Discharge of the Senior Priority Obligations occurs, each Subordinated Creditor and each other Subordinated Claimholder hereby irrevocably constitutes and appoints Senior Agent and any officer or agent of Senior Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Subordinated Creditor or such other Subordinated Claimholder or in Senior Agent's own name, from time to time in Senior Agent's discretion, for the purpose of carrying out the terms of this Section 3(b), to take any and all appropriate action in connection therewith and to execute any and all documents and instruments that may be reasonably necessary to accomplish the purposes of this Section 3(b), including any endorsements or other instruments of transfer or release; provided that Senior Agent shall only exercise such right upon the failure of the applicable Subordinated Creditor or other Subordinated Claimholder to take any action required to be taken, or to execute and deliver any document or instrument required to be executed and delivered, pursuant to the terms of this Section 3(b).

(6)          Notwithstanding anything to the contrary contained herein, the Lien releases described in this Section 3 shall not shall constitute a waiver by any Subordinated Creditor or any of the other Subordinated Claimholders of any Event of Default under the Subordinated Loan Documents or any Lien that such Subordinated Creditor or other Subordinated Claimholder may have, if any, on the Proceeds of the Collateral that is Disposed in accordance with the terms of this Agreement prior to the time that such Proceeds are applied in accordance with Section 10(c).

(7)          Until the Discharge of the Senior Priority Obligations occurs, in the event that any Lien of Senior Agent or any other Senior Claimholder released pursuant to sub-clauses (2), (3) or (4) above on any Collateral is reinstated for any reason, then the Liens, if any of any Subordinated Creditor or any other Subordinated Claimholder on such Collateral (and, if applicable, the obligations of such Obligor under the Subordinated Loan Documents) shall be automatically, unconditionally and simultaneously reinstated.

(c)         Waiver of Right to Contest Obligations and Liens. Senior Agent, for itself and on behalf of each other Senior Claimholder, and each Subordinated Claimholder agrees that it will not (and hereby waives any right to), directly or indirectly, contest or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the validity, priority, enforceability or allowance of any claims of any of the Senior Claimholders or any of the Subordinated Claimholders, as the case may be, (b) the priority, validity, or enforceability of a Lien held by or on behalf of any of the Senior Claimholders in any assets of any of the Obligors or (subject to the terms of this Agreement) by or on behalf of any of the Subordinated Claimholders in any assets of any of the Obligors, as the case may be, or (c) the validity or enforceability of the provisions of this Agreement, provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of Senior Agent, any other Senior Claimholder, any Subordinated Creditor or any other Subordinated Claimholder to enforce the terms of this Agreement.

(d)         New Liens. So long as the Discharge of the Senior Priority Obligations has not occurred, the parties hereto agree that no Obligor shall grant or permit any additional Liens on any asset to secure any Subordinated Obligations unless such Obligor grants a Lien on such asset to secure the Senior Obligations concurrently with the grant of a Lien thereon in favor of any Subordinated Creditor or any other Subordinated Claimholder. To the extent that the foregoing provision is not complied with for any reason (and without limiting any other rights and remedies available to Senior Agent or any of the other Senior Claimholders), each Subordinated Creditor and each other Subordinated Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this subsection (d) shall be subject to Section 10(b).

(e)         Agent for Perfection. Senior Agent and each Subordinated Claimholder each agree to hold (or cause to be held) all Control Collateral in their respective possession, custody, or control, including “control” within the meaning of 9-104 of the UCC (or in the possession, custody, or control of agents, bailees, or other similar third parties) as non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral subject to the terms and conditions of this Agreement (such bailment and agency being intended, among other things, to satisfy the requirements of Section 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC). None of the Senior Claimholders or the Subordinated Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any other Person. The duties or responsibilities of Senior Agent and each Subordinated Claimholder under this subsection (e) are and shall be limited solely to holding or maintaining control of the Control Collateral as non-fiduciary agent for the other for purposes of perfecting the Lien held by Senior Agent or such Subordinated Claimholder, as applicable. None of the Senior Claimholders are, nor shall any Senior Claimholder be deemed to be, a fiduciary of any kind for any Subordinated Claimholder or any other Person. Upon the Discharge of the Senior Priority Obligations, Senior Agent shall, at the expense of Obligors, (i) deliver the remaining Control Collateral (if any) together with any necessary endorsements or assignments, first, to Subordinated Agent to the extent Subordinated

Obligations remain outstanding as confirmed in writing by Subordinated Agent, and, to the extent that Subordinated Agent confirms no Subordinated Obligations are outstanding, second, to Borrower to the extent no Senior Obligations or Subordinated Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Control Collateral); (ii) in connection with the terms of any collateral access agreement (or similar agreement) or control agreement provided in connection with the Senior Loan Documents (whether such agreement is with a landlord, processor, warehouse or other third party or any deposit or security account control agreement, but provided that (x) such agreement is a four party agreement, or (y) Subordinated Agent has a substantially similar agreement with the applicable third party), Senior Agent shall (A) with respect to any such four party agreement: (1) give prompt (but in any event within 10 Business Days following the date of the Discharge of the Senior Priority Obligations) written notice to the other parties to such agreement (in accordance with the applicable procedures set forth in such agreement) that it is no longer the “secured party representative” (or similar defined term) under such agreement, or otherwise entitled to act, under each such agreement, and (2) confirm to such other parties that Subordinated Agent is thereafter the “secured party representative” (or similar defined term) under such agreement, and otherwise entitled to act, under each such agreement as the “secured party representative' (or similar defined term) under such agreement, and (B) if Subordinated Agent has a substantially similar agreement with the applicable third party, give prompt (but in any event within 10 Business Days following the date of the Discharge of the Senior Priority Obligations) written notice to the other parties to such agreement (in accordance with the applicable procedures set forth in such agreement) that the substantially similar agreement with Subordinated Agent shall thereafter control; and (iii) take all other action reasonably requested by Subordinated Agent (including amending any outstanding control agreements), at the expense of the Subordinated Agent and the Obligors, to enable Subordinated Agent to obtain a first priority security interest (with respect to the Subordinated Priority Obligations) in the Collateral.

(f)           Insurance. Until the Discharge of the Senior Priority Obligations occurs, Senior Agent and the other Senior Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Loan Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all Proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Obligors under the Senior Loan Documents, first in accordance with the priorities set forth in Section 10(c), until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Subordinated Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this subsection (f), it shall pay such Proceeds over to Senior Agent in accordance with the terms of Section 10(c).

(g)          Commercially Reasonable Dispositions; Notice of Exercise. Senior Agent, for itself and on behalf of each Senior Claimholder, agrees that any Exercise of Secured Creditor Remedies (including any Senior Default Disposition) by Senior Agent or any Senior Claimholder with respect to Collateral subject to Article 9 of the UCC shall be conducted by Senior Agent or such Senior Claimholder in a commercially reasonable (as that term is used in Section 9-610(b) of the UCC) manner and, with respect to Collateral not subject to Article 9 of the UCC, shall be conducted by Senior Agent or such Senior Claimholder in accordance with all mandatory legal requirements applicable to Dispositions of Collateral of such type by a secured party and shall be conducted by Senior Agent or such Senior Claimholder in a manner that is consistent with other dispositions of similar assets by third parties in the same or similar markets. So long as no Insolvency Proceeding has occurred and is continuing with respect to any Obligor, (i) Senior Agent agrees to provide Subordinated Agent with not less than 10 Business Days prior written notice of Dispositions of Collateral by Senior Agent in connection with the Exercise of Secured Creditor Remedies by Senior Agent (including any Senior Default Disposition), which notice shall describe the Collateral that is the subject of the intended Disposition and state the time and place of a public Disposition or the time after which any other Disposition is to be made, and (ii) Subordinated Agent agrees to provide Senior Agent with not less than 10 Business Days prior written notice of Dispositions of Collateral by any Subordinated Claimholder in connection with the Exercise of Secured Creditor Remedies by any Subordinated Claimholder, which notice shall describe the Collateral that is the subject of the intended Disposition and state the time and place of a public Disposition or the time after which any other Disposition is to be made.

4.          Exercise of Remedies.

(a)           Claim Standstill. No Subordinated Claimholder shall take any Collection Action with respect to any of the Subordinated Obligations until the expiration of the applicable Standstill Period.

(b)           Collateral Standstill. Until the Discharge of the Senior Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, no Subordinated Creditor or other Subordinated Claimholder:

(1)          shall exercise or seek to exercise any right or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies) (other than if an Insolvency Proceeding has been commenced, seeking adequate protection as permitted by this Agreement);

(2)          shall contest, protest, or object in its capacity as a secured creditor to any Exercise of Secured Creditor Remedies by any Senior Claimholder and shall not have any right to direct the Exercise of any Secured Creditor Remedies or other action by any Senior Claimholder; and

(3)          shall object to (and each Subordinated Creditor and other Subordinated Claimholder hereby waives any and all claims with respect to) the forbearance by any Senior Claimholder from Exercising any Secured Creditor Remedies.

(c)           Exclusive Enforcement Rights. Subject to Section 3(b), (x) until the Discharge of the Senior Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, the Senior Claimholders shall have the exclusive right to enforce rights as a secured creditor, Exercise Secured Creditor Remedies and make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any Subordinated Claimholder, subject to the terms hereof, (y) the Senior Claimholders shall have the right to enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and subject to the terms hereof, and (z) such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the laws of any applicable jurisdiction, including the right to Exercise Secured Creditor Remedies.

(d)           Permitted Actions by Subordinated Claimholders. Notwithstanding anything to the contrary in this Agreement, Subordinated Agent and any other Subordinated Claimholder may take any of the following actions, which shall not constitute a Collection Action or the Exercise of Secured Creditor Remedies:

(1)          if an Insolvency Proceeding has been commenced by or against any Obligor, file a claim or statement of interest with respect to the Subordinated Obligations;

(2)          take any action (not adverse to the priority status of the Liens on the Collateral securing any of the Senior Obligations, or the rights of any Senior Claimholder to Exercise any Secured Creditor Remedies) in order to create, preserve, perfect or protect its Lien in and to the Collateral to the extent not prohibited by Section 3(d);

(3)          file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Subordinated Agent or any other Subordinated Claimholder, including any claims secured by the Collateral, if any;

(4)          vote on any plan of reorganization and file any proof of claim with respect to the Subordinated Obligations;

(5)          join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by any Senior Creditor to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay or otherwise interfere with the Exercise of Secured Creditor Remedies by any Senior Agent or any other Senior Claimholder (it being understood that no Subordinated Claimholder shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein);

(6)          make a cash bid for all or a portion of the Collateral up to the amount of the Senior Priority Obligations then outstanding and then make a credit bid for the remainder of the Subordinated Priority Obligations at any private or judicial sale or Disposition of such Collateral initiated or conducted by any Person;

(7)          inspect or appraise the Collateral (and to engage or retain investment bankers or appraisers for the sole purposes of appraising or valuing the Collateral), or to receive information or reports concerning the Collateral, in each case pursuant to the terms of the Subordinated Loan Documents and applicable law;

(8)          take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory crossclaim or counterclaim against any Obligor;

(9)          take any action to seek and obtain specific performance or injunctive relief to compel an Obligor to comply with (or not violate or breach) an obligation under the Subordinated Loan Documents, so long as it is not accompanied by a claim for monetary damages or Collection Action; and

(10)          enforce the terms of any subordination agreement with respect to any Indebtedness subordinated to the Subordinated Obligations so long as such enforcement is not accompanied by a claim for monetary damages or Collection Action.

(e)           Collateral or Proceeds Received from the Exercise of Secured Creditor Remedies.  Each Subordinated Claimholder agrees that until the Discharge of the Senior Priority Obligations has occurred, any Collateral or Proceeds thereof received by the Subordinated Claimholders in violation of this Section 4 will be subject to Section 10.

(f)   No Hindrance. Each Subordinated Claimholder hereby:

(1)          agrees that no Subordinated Creditor or other Subordinated Claimholder will take any action, other than as expressly permitted under this Agreement, that would restrain, hinder, limit, delay, or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Agent or any other Senior Claimholder, or any action that is otherwise prohibited hereunder;

(2)          waives any and all rights such Subordinated Claimholder or any other Subordinated Claimholder may have as a junior lien creditor to object to the manner in which Senior Agent or any of the other Senior Claimholders, seeks to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of Senior Agent or any other Senior Claimholder is adverse to the interest of such Subordinated Creditor or any other Subordinated Claimholder; and

(3)          acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of Senior Agent or the other Senior Claimholders, with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents, but the foregoing shall not be deemed to limit the right of the Subordinated Claimholders to declare an Event of Default under the Subordinated Loan Documents, to charge default interest pursuant to the terms of the Subordinated Loan Documents or, subject to Section 4(a), to accelerate all or any portion of the Subordinated Obligations after the occurrence and during the continuance of an Event of Default under the Subordinated Loan Documents.

(g)   Judgment Liens. In the event that any Subordinated Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, to the extent permitted herein, with respect to the Subordinated Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Obligations) as the other Liens securing the Subordinated Obligations are subject to this Agreement.

  (h)           Unsecured Creditor Remedies. Notwithstanding anything in this Agreement to the contrary (other than Section 3(c), Section 3(f), Section 4(a), Section 5 in its entirety, the Subordinated Claimholders may exercise any rights and remedies available to unsecured creditors against any Obligor in accordance with the terms of the Subordinated Credit Documents and applicable law.

5.           Insolvency Proceeding.

(a)    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Senior Claimholders and the Subordinated Claimholders in or to any Distributions shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the

Bankruptcy Code.

(b)          Financing. Until the Discharge of the Senior Priority Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and each Senior Creditor consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which any Senior Creditor has a Lien or permits any Obligor to obtain financing provided by any one or more Senior Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, together with any Cash Collateral use, collectively a “DIP Financing”), then each Subordinated Claimholder agrees that it will consent to such Cash Collateral use and such DIP Financing, and no Subordinated Claimholder will raise any objection to such Cash Collateral use or such DIP Financing and to the extent the Liens securing the Senior Priority Obligations (other than any Senior Priority Obligations in respect of such DIP Financing) are discharged, subordinated to or pari passu with such DIP Financing, the Subordinated Claimholders will subordinate their Liens in the Collateral to the Liens securing such DIP Financing, in each case, so long as (1) the aggregate principal amount of any such DIP Financing, plus the aggregate outstanding principal amount of the Senior Priority Obligations does not exceed the Senior Debt Cap, (2) the interest rate, fees and other terms of such DIP Financing are commercially reasonable under the circumstances, (3) subject to the last sentence of this Section 5(b) and subject to the agreement to subordinate the Liens of the Subordinated Claimholders set forth above in this Section 5(b), Subordinated Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of such Insolvency Proceeding, (4) if, in connection with such DIP Financing, the Subordinated Claimholders request any form of adequate protection permitted by Section 5(e)(2), Senior Agent and the Senior Claimholders do not object to the granting of such relief, (5) such DIP Financing does not compel any Obligor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation relating to such DIP Financing, (6) such DIP Financing does not expressly require the sale, liquidation or disposition of Collateral prior to a default under the DIP Financing unless the Subordinated Claimholder is permitted to raise objections solely with respect to the foregoing, and (7) such DIP Financing is otherwise subject to the terms of this Agreement.

(c)          Sales. Until the Discharge of the Senior Priority Obligations has occurred, each Subordinated Claimholder agrees that it will consent to the Disposition of, and will not object to or oppose a motion to Dispose of, any Collateral free and clear of the Liens or other claims in favor of Subordinated Agent or any other Subordinated Claimholder under Section 363 of the Bankruptcy Code, if (i) the requisite Senior Claimholders or Senior Agent, on behalf of the requisite Senior Claimholders, has consented to such Disposition of such assets, and (ii) the Proceeds of such Disposition are to be applied to the Senior Obligations in accordance with Section 10(c). The foregoing to the contrary notwithstanding, Subordinated Claimholders may raise any objections to such Disposition of the Collateral that could be raised by a creditor of Obligors whose claims are not secured by Liens on such Collateral.

(d)          Relief from the Automatic Stay. Until the Discharge of the Senior Priority Obligations occurs, each Subordinated Claimholder agrees that it shall not (i) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Agent, on behalf of the requisite Senior Claimholders, or (ii) oppose any request by Senior Agent or any other Senior Claimholder for relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

(e)          Adequate Protection.

(1)   Senior Claimholders. In any Insolvency Proceeding involving an
Obligor, each Subordinated Claimholder agrees that none of them shall contest (or support any other person contesting):

(A)          any request by Senior Agent or any of the other Senior Claimholders for adequate protection (whether in the form of Distributions, liens, priority administrative expense claims, or otherwise); or

(B)          any objection by Senior Agent or any of the other Senior Claimholders to any motion, relief, action, or proceeding based on Senior Agent or any of the other Senior Claimholders claiming a lack of adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise).
The foregoing to the contrary notwithstanding, a Subordinated Claimholder may raise objections to any such request for adequate protection by the Senior Claimholders that could be raised by a creditor of Obligors whose claims are not secured by Liens on the Collateral.

   (2)           Subordinated Claimholders. In any Insolvency Proceeding involving an Obligor, to the extent that the Subordinated Claimholders have not released their Liens on the Collateral on or prior to the date of the commencement thereof:

(A)          Replacement Liens.

(i)       Until the Discharge of the Senior Priority Obligations occurs, if any one or more Senior Claimholders are granted adequate protection in the form of periodic cash payments or in the form of a replacement Lien (on existing or future assets of the Obligors) in connection with any DIP Financing, then the Subordinated Claimholders shall also be entitled to seek, without objection from the Senior Claimholders, adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Obligations and the Liens securing such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are subordinate to the Senior Obligations under this Agreement.

(ii)       In the event that any of the Subordinated Claimholders is granted adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), then the Subordinated Claimholders agree that the Senior Creditors shall also be entitled to seek, without objection from the Subordinated Claimholders, a senior adequate protection Lien on existing or future assets of the Obligors as security for the Senior Obligations and for any DIP Financing provided by one or more of the Senior Claimholders. Any adequate protection Lien on such existing or future assets securing the Subordinated Obligations shall be subordinated (i) to the Lien on such collateral securing the Senior Obligations and any such DIP Financing provided by the Senior Claimholders, and (ii) to any other Liens granted to the Senior Claimholders as adequate protection on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to such Senior Obligations under this Agreement.

(iii)       If any one or more Senior Claimholders are granted adequate protection in the form of an expense of administration claim, then the Senior Creditors agree that the Subordinated Claimholders shall also be entitled to seek, without objection from Senior Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of the Senior Claimholders.

(iv)             If any one or more Subordinated Claimholders are granted adequate protection in the form of an expense of administration claim, then each Subordinated Claimholder agrees that the Senior Creditors shall also be entitled to seek, without objection from any Subordinated Claimholder, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior to the administration claim of the Subordinated Claimholders.

(B)          Intentionally Omitted.

(3)   Allowance of Postpetition Accrual. No Subordinated Creditor or any
other Subordinated Claimholder shall object to, oppose, or challenge any claim by Senior Agent or any other Senior Claimholder for allowance in any Insolvency Proceeding of Senior Obligations consisting of post-petition interest, fees, or expenses (other than any objection or opposition that could be raised by an unsecured creditor). No Senior Creditor or any other Senior Claimholder shall object to, oppose, or challenge any claim by any Subordinated Creditor or any other Subordinated Claimholder for allowance in any Insolvency Proceeding of Subordinated Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens (if any) of Subordinated Agent, on behalf of the Subordinated Claimholders, on the Collateral (after taking into account the Collateral that secures the Senior Obligations).

(f)           Section 1111(b) of the Bankruptcy Code. None of the Subordinated Claimholders shall object to, oppose, support any objection, or take any other action to impede, the right of any Senior Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Subordinated Claimholder waives any claim it may hereafter have against any Senior Claimholder arising out of the election by any Senior Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. Until the Discharge of the Senior Priority Obligations has occurred, each Subordinated Claimholder waives any right it may have to make an election under Section 1111(b)(2) of the Bankruptcy Code.

(g)          No Waiver. Nothing contained herein shall prohibit or in any way limit Senior Agent or any other Senior Claimholder from objecting in any Insolvency Proceeding involving an Obligor to any action taken by any Subordinated Creditor or any of the other Subordinated Claimholders which is inconsistent with the terms of this Agreement, including, if it is inconsistent with the terms of this Agreement, the seeking by any Subordinated Claimholder of adequate protection or the assertion by any Subordinated Claimholder of any of their rights and remedies under the Subordinated Loan Documents.

(h)          Avoidance Issues. If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the Senior Obligations (a “Senior Recovery”), then such Senior Claimholder shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Senior Recovery. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Senior Debt Cap was decreased in connection with such payment of the Senior Obligations, the Senior Debt Cap shall be increased to such extent.

(i)          Distributions of Debt Obligations. If, in any Insolvency Proceeding involving an Obligor, debt obligations of the reorganized debtor, whether or not secured by Liens upon any property of the reorganized debtor, are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, (A) on account of the Senior Obligations, or (B) on account of the Subordinated Obligations, or (C) all on account of the Senior Obligations and the Subordinated Obligations, then the Subordinated Claimholders shall have the right to receive such debt obligations so long as either (x) such debt obligations constitute Reorganization Securities or (y) the provisions of this Agreement (I) survive the distribution of such debt obligations pursuant to such plan and (II) apply with like effect to such debt obligations and the Liens (if any) securing such debt obligations.

(j)   Prohibition of Payments of Subordinated Obligations on Acceleration or in
Insolvency Proceeding.

(1)          Upon (A) any acceleration of the principal amount due on any

Subordinated Obligations which has not been rescinded or revoked, or (B) any payment or distribution of assets of any Obligor, of any kind or character,  whether in cash, property or securities, following commencement of an Insolvency Proceeding, no Distribution shall be made on account of any of the Subordinated Obligations (other than payments in the form of Reorganization Securities) until the Discharge of the Senior Obligations shall have occurred; and following commencement of an Insolvency Proceeding, any Distribution in respect of the Subordinated Obligations to which a Subordinated Claimholder would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other Person making such Distribution, or by a Subordinated Claimholder if received by it, directly to Senior Agent, to the extent necessary to result in the Discharge of the Senior Priority Obligations, before any Distribution on account of any Subordinated Obligation is made to any Subordinated Creditor or any other Subordinated Claimholder (other than payments in the form of Reorganization Securities).

(2)          In any Insolvency Proceeding by or against any Obligor,

(A)           Senior Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of any Subordinated Claimholder or otherwise), but shall have no obligation to (x) demand, sue for, collect and receive every payment or distribution referred to in this Section 5 and give acquittance therefor and (y) file claims and proofs of claim in respect of the Subordinated Obligations, provided that Senior Agent may only file claims and proofs of claims in respect of the Subordinated Obligations if (1) the Subordinated Claimholders have failed to file such claims and proofs of claim and (2) there shall remain not more than 10 days before such action is barred, prohibited or otherwise cannot be taken; and

(B)          Each Subordinated Creditor and each other Subordinated

Claimholder will duly and promptly take such action, at the expense of Borrower, as Senior Agent may reasonably request (x) to collect the Subordinated Obligations for the account of the Senior Claimholders and to file appropriate claims or proofs of claim with respect thereto, (y) to execute and deliver to Senior Agent such powers of attorney, assignments or other instruments as Senior Agent may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (z) to collect and receive for the account of the Senior Claimholders any and all Distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations, until there has been a Discharge of the Senior Priority Obligations.

(k)   Payments Held in Trust/Turnover. In the event that, notwithstanding the foregoing provisions of this Section 5, any Distribution in respect of the Subordinated Obligations prohibited by this Agreement shall be received by any Subordinated Claimholder before there has been a Discharge of the Senior Priority Obligations, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to Senior Agent, until there has been a Discharge of the Senior Priority Obligations.

6.          Waivers by Subordinated Claimholders.

(a)           Senior Obligations.

(1)          All Senior Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Obligations held by any Senior Claimholder shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each Subordinated Claimholder hereby waives (A) notice of acceptance, or proof of reliance, by any of the Senior Claimholders of this Agreement, and (B) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Obligations. Nothing contained in this Agreement shall preclude any of the Senior Claimholders from discontinuing the extension of credit to any Obligor (whether under the Senior Loan Documents or otherwise) or from taking (without notice to any Subordinated Claimholder, any Obligor, or any other Person) any other action in respect of the Senior Obligations or the Collateral which such Senior Claimholder is otherwise entitled to take with respect to the Senior Obligations or the Collateral.

(2)          None of the Senior Claimholders or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If Senior Agent or any other Senior Claimholder honors (or fails to honor) a request by Borrower for an extension of credit pursuant to any of the Senior Loan Documents, whether Senior Agent or such Senior Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Senior Agent or such Senior Claimholder otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), neither Senior Agent nor any Senior Claimholder shall have any liability whatsoever to any Subordinated Claimholder as a result of such action, omission, or exercise. Senior Agent and each other Senior Claimholder will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as Senior Agent or such Senior Claimholder, as the case may be, may, in its sole discretion, deem appropriate, and Senior Agent and each other Senior Claimholder may manage its loans and extensions of credit without regard to any rights or interests that any Subordinated Claimholder may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Subordinated Claimholder agrees that neither Senior Agent nor any other Senior Claimholder shall incur any liability as a result of a sale, lease, license, application or other Disposition of all or any portion of the Collateral or any part or Proceeds thereof, except to the extent that such Disposition is in direct violation of the provisions of this Agreement. Senior Agent and each Senior Claimholder may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. Each

Subordinated Claimholder waives any and all rights it may have to require Senior Agent or any other Senior Claimholder to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(b)   Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, each Subordinated Claimholder hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under any of the Senior Loan Documents, or the creation or existence of any Senior Obligations; (iii) notice of the amount of the Senior Obligations; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase any Subordinated Creditor's or any other Subordinated Claimholder's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Obligations (other than any notice that may be required by the express terms of this Agreement); (vii) all other notices (except if such notice is specifically required to be given to. Subordinated Agent under this Agreement) and demands to which any Subordinated Creditor or any other Subordinated Claimholder might otherwise be entitled.

(c)          Lawsuits; Defenses; Setoff. To the fullest extent permitted by applicable law, each Subordinated Claimholder, (i) waives the right by statute or otherwise to require Senior Agent or any other Senior Claimholder to institute suit against any Obligor or to exhaust any rights and remedies which Senior Agent or any Senior Claimholder has or may have against any Obligor; (ii) waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of the Senior Priority Obligations has occurred (subject to the provisions of Section 5(h)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof, (iii) waives any rights to assert against Senior Agent or any other Senior Claimholder any defense (legal or equitable), setoff, counterclaim, or claim which any Subordinated Creditor or any Subordinated Claimholder may now or at any time hereafter have against any Obligor or any other party liable to Senior Agent, any other Senior Claimholder, any Subordinated Creditor or any other Subordinated Claimholder, (iv) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Obligations, any Subordinated Obligations or any security for either; and (v) waives any defense arising by reason of any claim or defense based upon an election of remedies by Senior Agent or any other Senior Claimholder.

(d)          Subrogation. Solely after the Discharge of the Senior Priority Obligations shall have occurred, Subordinated Creditors and the other Subordinated Claimholders shall be subrogated to the rights of Senior Agent and the other Senior Claimholders to the extent that Distributions otherwise payable to the Subordinated Claimholders have been applied to the payment of the Senior Obligations in accordance with the provisions of this Agreement. Senior Agent and the other Senior Claimholders shall have no obligation or duty to protect any Subordinated Claimholder' s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Senior Agent or any other Senior Claimholder be liable for any loss to, or impairment of, any subrogation rights held by any Subordinated Claimholder.

(e)          ELECTION OF REMEDIES. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH SUBORDINATED CLAIMHOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY SENIOR AGENT AND THE OTHER SENIOR CLAIMHOLDERS, EVEN

THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED THE RIGHTS OF SUBROGATION OF SUBORDINATED CREDITORS AND THE OTHER SUBORDINATED CLAIMHOLDERS AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

7.          Amendments; Refinancing, Notice of Default.

          (a)   Subordinated Loan Documents. Each Subordinated Claimholder agrees that none of the Subordinated Loan Documents or any other document, instrument, or agreement evidencing all or any part of the Subordinated Obligations may be amended, restated, supplemented, Refinanced, or otherwise modified without the prior written consent of Senior Agent, on behalf of the requisite Senior Claimholders, to the extent that the effect of such amendment, restatement, Refinancing or other modification is to (i) increase the maximum principal amount of the Subordinated Obligations to an amount in excess of the Subordinated Debt Cap, (ii) increase the rate of interest (payable in cash) on any of the Subordinated Obligations to a rate in excess of 2.00% per annum above the interest rate set forth in the Subordinated Credit Agreement (as in effect on the date hereof), except in connection with the imposition of a default rate of interest in accordance with the terms of the Subordinated Loan Documents (as in effect on the date hereof), or increase the default rate of interest above the interest rate set forth in the Subordinated Credit Agreement (as in effect on the date hereof), or add or increase to a rate in excess of 2.00% per annum above the fee set forth in the Subordinated Credit Agreement (as in effect on the date hereof) any scheduled recurring fees (excluding any one-time fees, whether payable at one time or in multiple installments, payable in connection with an amendment, waiver or similar agreement), (iii) change or add any event of default or any covenant with respect to the Subordinated Obligations in a manner adverse to any Obligor or to the interests of any of the Senior Claimholders unless in connection with a corresponding change to the Senior Loan Documents, (iv) change or amend any term of any Subordinated Loan Document if such change or amendment would result in an “Event of Default” under any of the Senior Loan Documents, (v) contravene the provisions of this Agreement, (vi) amend the date upon which payments of principal or interest on the Subordinated Obligations are due or change any redemption or prepayment provisions of the Subordinated Obligations (including the related definitions); provided, however, that the maturity date in the Subordinated Credit Agreement may be extended to a later date, the deadlines for payment of mandatory prepayments set forth in Section 2.3 of the Subordinated Credit Agreement may be extended to later dates, and the percentages set forth in Section 3.1 of the Subordinated Credit Agreement may be decreased, or (vii) change or amend any term of the Subordinated Loan Documents relating to the assignment of all or any portion of the Subordinated Obligations to any Obligor or to any of their Affiliates as set forth in the Subordinated Credit Agreement (as in effect on the date hereof); provided, that any Conforming Amendment to the Subordinated Credit Agreement may be made so long as such Conforming Amendment shall maintain an equivalent proportionate difference between dollar amounts or ratios, as the case may be, in the relevant provision in the Subordinated Credit Agreement and those in the corresponding covenant in the Senior Credit Agreement to the extent that such difference exists between the Subordinated Credit Agreement and the Senior Credit Agreement, each as in effect on the date hereof. Any assignee or transferee of any Subordinated Creditor or any other Subordinated Claimholder shall bind itself in a writing addressed to Senior Agent, for the benefit of the Senior Claimholders, to the terms of this Agreement. Notwithstanding the failure to execute or deliver any such agreement described in this Section 7(a), the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor and each other Subordinated Claimholder, as provided in Section 21 below.

(b)           Senior Loan Documents. Each Senior Claimholder agrees that none of the Senior Loan Documents applicable to it or any other document, instrument, or agreement evidencing all or any part of the Senior Obligations applicable to it may be amended, restated, supplemented, Refinanced, or otherwise modified without the prior written consent of the Required Purchasers (as such term is defined in the Subordinated Credit Agreement), to the extent that the effect of such amendment, restatement, Refinancing or other modification is to (i) increase the maximum principal amount of the Senior Obligations to an amount in excess of the Senior Debt Cap, (ii) increase the rate of interest (whether payable in cash or in kind) or any component thereof on any of the Senior Obligations to a rate in excess of 2.00% per annum above the highest interest rate that could be charged at the time of such increase pursuant to the terms of the Senior Credit Agreement (as in effect on the date hereof), including in connection with the imposition of a default rate of interest in accordance with the terms of such Senior Credit Agreement (as in effect on the date hereof), or add or increase to a rate in excess of 2.00% per annum above the fee set forth in the Senior Credit Agreement (as in effect on the date hereof) any scheduled recurring fees (excluding any one-time fees, whether payable at one time or in multiple installments, payable in connection with an amendment, waiver or similar agreement), (iii) extend the final maturity date of the Senior Obligations beyond the scheduled maturity date of the Subordinated Obligations set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (iv) add any prohibition or restriction on payment of the Subordinated Obligations in addition to those set forth under the Senior Credit Agreement (as in effect on the date hereof) or this Agreement, (v) subordinate the Liens of Senior Agent and the Senior Claimholders on the Collateral securing the Senior Priority Obligations, except in the case of a DIP Financing and with respect to Liens of the type permitted to be prior to the Liens of Senior Agent and the Senior Claimholders in accordance with the definition of Permitted Liens under the Senior Credit Agreement (as in effect on the date hereof), (vi) contravene the provisions of this Agreement, (vii) provide the Obligors with the ability to incur any (A) hedging obligations other than the FX Obligations currently available pursuant to the Senior Credit Agreement as in effect on the date hereof, or (B) cash management or bank product obligations other than the Cash Management Obligations, or (viii) add or make more restrictive any event of default or any covenant with respect to the Senior Debt or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive, unless a corresponding amendment is offered to the Subordinated Claimholders preserving any cushions that may exist. Notwithstanding the foregoing, the Senior Loan Documents may be amended to effectuate the guaranty of the Senior Credit Agreement by Subsidiaries of the Borrower created or acquired after the date hereof as and when required by the Senior Agent. This Agreement shall survive any sale, assignment, disposition or other transfer of all or any portion of the Senior Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of Senior Agent and each other Senior Claimholder, as provided in Section 20 below.

          (c)   Notice of Event of Default. Subordinated Agent shall endeavor to give Senior Agent prompt written notice of the occurrence of any Event of Default under any Subordinated Loan Document upon the earlier to occur of (i) the date of receipt by any Subordinated Claimholder of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which Subordinated Agent obtains knowledge of the existence of such Event of Default; provided, however, that the failure to give such notice shall not result in a breach or default under this Agreement and shall not give any Senior Claimholder any claim against any Subordinated Claimholder as a result of such failure. Senior Agent shall endeavor to give Subordinated Agent prompt written notice of the occurrence of any Event of Default under any Senior Loan Document upon the earlier to occur of (i) the date of receipt by Senior Agent of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which Senior Agent obtains knowledge of the existence of such Event of Default (such notice, a “Senior Default Notice”); provided, however, that the failure to give such notice shall not result in a breach or default under this Agreement and shall not give any Subordinated Claimholder any claim against any Senior Claimholder as a result of such failure.

     8.          When Discharge of the Senior Priority Obligations Deemed to Not Have Occurred. If any Obligor enters into any Refinancing of any Senior Priority Obligations not prohibited under this Agreement, then (i) a Discharge of the Senior Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) the obligations under such Refinancing of such Senior Priority Obligations shall automatically be treated as Senior Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the agent under the loan documents in respect of such Refinancing of such Senior Priority Obligations shall be Senior Agent for all purposes of this Agreement and (iv) such new Senior Agent shall agree in writing to be bound by the terms of this Agreement; provided, however, that the failure of such new Senior Agent to agree in writing to be bound by this Agreement shall not constitute a material breach of this Agreement or impact the subordination effected hereby, and the terms of this Agreement shall continue to be binding upon each Subordinated Claimholder.

9.          Purchase Option.

(a)           Without prejudice to the enforcement of the remedies of Senior Agent and the other Senior Claimholders, at any time within the 10 day period following a Triggering Event, any one or more of the Subordinated Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Subordinated Claimholder having a ratable right to make the purchase, with each Subordinated Claimholder's right to purchase being automatically proportionately increased by the amount not purchased by another Subordinated Claimholder), upon at least five (5) Business Days advance written notice from such Subordinated Claimholders (a “Purchase Notice”) to Senior Agent, for the benefit of the Senior Claimholders, to acquire from the Senior Claimholders all (but not less than all) of the right, title, and interest of the Senior Claimholders in and to the Senior Priority Obligations and the Senior Loan Documents. The Purchase Notice, if given, shall be irrevocable.

(b)           On the date specified in the Purchase Notice (which shall be at least five (5) Business Days after the receipt by Senior Agent of the Purchase Notice), the Senior Claimholders shall sell to the purchasing Subordinated Claimholders and purchasing Subordinated Claimholders shall purchase from the Senior Claimholders, the Senior Priority Obligations.

(c)           On the date of such purchase and sale, purchasing Subordinated Claimholders shall (i) pay to Senior Agent, for the benefit of the Senior Claimholders, as the purchase price therefor the full amount of all the Senior Obligations (other than the Excess Senior Obligations and other than Senior Obligations cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid, (ii) furnish cash collateral to Senior Agent in such amounts as Senior Agent determines is reasonably necessary to secure Senior Agent and the applicable Senior Claimholders in connection with (A) any issued and outstanding Letters of Credit and (B) Bank Product Obligations,' and (iii) agree to reimburse Senior Agent and the Senior Claimholders for all out-of-pocket expenses to the extent due and payable in accordance with the Senior Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Senior Agent as Senior Agent may designate in writing to Subordinated Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Subordinated Claimholders to the bank account designated by

Senior Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Subordinated Claimholders to the bank account designated by Senior Agent are received in such bank account later than 2:00 p.m., New York City time.

          (d)           Such purchase shall be expressly made without representation or warranty of any kind by Senior Agent and the Senior Claimholders as to the Senior Obligations so purchased or otherwise and without recourse to Senior Agent or any other Senior Claimholder, except that each Senior Claimholder shall represent and warrant: (i) that the amount quoted by such Senior Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Subordinated Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens of the Senior Claimholder.

          (e)           If the Subordinated Claimholders fail to exercise their purchase right under this Section 9 within the 10 day period described above in Section 9(a), or fail to close the purchase within the required time period described above in Section 9(a), Senior Agent and the Senior Claimholders shall have no further obligations to the Subordinated Claimholders under this Section 9.

          (f)          In the event that any one or more of the Subordinated Claimholders exercises and consummates the purchase option set forth in this Section 9, (i) Senior Agent shall have the right, but not the obligation, to immediately resign under the Senior Credit Agreement, and (ii) purchasing Subordinated Claimholders shall have the right, but not the obligation, to require Senior Agent to immediately resign under the Senior Credit Agreement.

10.       Payments Held In Trust; Turnover; Application of Proceeds.

          (a)         Payments Held in Trust/Turnover. In the event that any Subordinated Claimholder receives any Distribution prohibited at such time by this Agreement, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to (as applicable) Senior Agent, for the benefit of the Senior Claimholders.

          (b)         Turnover. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in Section 3(d)) received by any Subordinated Creditor or any other Subordinated Claimholder in connection with the Exercise of Secured Creditor Remedies with respect to the Collateral in violation hereof shall be segregated and held in trust and forthwith paid over to Senior Agent, for the benefit of the Senior Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Senior Agent is hereby authorized to make any such endorsements as agent for any Subordinated Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of the Senior Priority Obligations.

          (c)         Application of Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and Proceeds of Collateral received pursuant to Section 3(b) or Section 3(f) shall (at such time as such Collateral or Proceeds has been monetized) be applied: (i) first, to the payment in full in cash of costs and expenses of Senior Agent in connection with such Exercise of Secured Creditor Remedies or such Dispositions pursuant to Section 3(b) or Section 4(e)), (ii) second, to the payment in full in cash or cash collateralization of the Senior Priority Obligations in accordance with the Senior Loan

Documents, and in the case of payment or prepayment of any Revolving Credit Loans, together with the concurrent permanent reduction of any Revolving Credit Commitment thereunder in an amount equal to the amount of such payment unless such permanent reduction is waived by Senior Agent and Subordinated Agent, (iii) third, to the payment of costs and expenses of Subordinated Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Subordinated Agent's Exercise of Secured Creditor Remedies is permitted under this Agreement) or such Dispositions pursuant to Section 3(b) or Section 4(e)), (iv) fourth, to the payment in full in cash of the Subordinated Priority Obligations in accordance with the Subordinated Loan Documents, (v) fifth, to the payment in full of the Excess Senior Obligations, (vi) sixth, to the payment in full of the Excess Subordinated Obligations, and (vii) seventh, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law. If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash Proceeds, or if non-cash Proceeds are received pursuant to Section 3(b) or Section 4(e), then such non-cash Proceeds shall be held by Senior Agent as additional Collateral and, at such time as such non-cash Proceeds are monetized, shall be applied as set forth above.

11.           Representations. Senior Agent represents and warrants to each Subordinated Creditor and the other Subordinated Claimholders that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement and (b) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Senior Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles. Each Subordinated Claimholder represents and warrants to Senior Agent and the other Senior Claimholders that (i) such Subordinated Claimholder has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Subordinated Claimholder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles, and (iii) such Subordinated Claimholder has not previously assigned any interest in the Subordinated Loan Documents or any of the Subordinated Obligations and that the entire amount of the Subordinated Obligations is owing only to the Subordinated Creditors.

      12.   Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Senior Agent and each Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      13.   Instrument Legends. Any promissory note or other instrument evidencing any of the Subordinated Obligations shall at all times include the following language (or language to similar effect approved by Senior Agent):

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect hereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor and Subordination Agreement dated as of April __, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among Webster Bank, N.A., as Senior Agent, the other Senior Creditors party thereto, BIA Digital Partners SBIC II LP, as Subordinated Agent, and the other

Subordinated Creditors party thereto. In the event of any conflict between the terms of the Subordination Agreement and this promissory note, the terms of the Subordination Agreement shall govern and control.”

       14.          Additional Remedies. If any Subordinated Creditor or any other Subordinated Claimholder violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Creditors may restrain such violation in any court of law and may, in its own or in any Obligor's name, interpose this Agreement as a defense in any action by such Subordinated Creditor or such other Subordinated Claimholder. Upon Senior Agent's written request, each Subordinated Creditor and each other Subordinated Claimholder will promptly take all actions which Senior Agent, on behalf of the requisite Senior Creditors, may reasonably request to carry out the purposes and provisions of this Agreement.

       15.          Information Concerning Financial Condition.

          (a)  Senior Agent, for itself and on behalf of the other Senior Claimholders, hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and agrees that no Subordinated Creditor has and shall have any duty to advise Senior Agent or any other Senior Claimholder of information known to such Subordinated Creditor or any other Subordinated Claimholder regarding such condition or any such circumstances. In the event that any Subordinated Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Senior Agent or any other Senior Claimholder, then such Subordinated Creditor shall not be under any obligation (i) to provide any such information to Senior Agent or any other Senior Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, such Subordinated Creditor wishes to maintain confidential. Senior Agent, for itself and the other Senior Claimholders, acknowledges and agrees that none of the Subordinated Creditors or any other Subordinated Claimholder has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Subordinated Obligations or any liens or security interests held in connection therewith.

(b)         Each Subordinated Claimholder hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations, and agrees that Senior Agent has and shall have no duty to advise any Subordinated Creditor or any other Subordinated Claimholder of information known to Senior Agent or any other Senior Claimholder regarding such condition or any such circumstances. In the event that Senior Agent, in its sole discretion or on behalf of the requisite Senior Creditors, undertakes, at any time or from time to time, to provide any such information to any Subordinated Creditor or any other Subordinated Claimholder, then Senior Agent shall not be under any obligation (i) to provide any such information to any Subordinated Creditor or any other Subordinated Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, the Senior Creditors wishes to maintain confidential. Each Subordinated Claimholder acknowledges and agrees that neither Senior Agent nor any other Senior Claimholders has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Obligations or any liens or security interests held in connection therewith.

       16.          Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Agent, the other Senior Claimholders, each Subordinated Creditor, and the other Subordinated Claimholders, and no other Person (including any Obligor) is intended to be a third party beneficiary hereunder. Senior Agent and Subordinated Creditors shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person (other than, in the case of Senior Agent, the requisite Senior Claimholders under the Senior Credit Agreement and in the case of Subordinated Creditors, the requisite Subordinated Claimholders under the Subordinated Credit Agreement).

       17.          Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Senior Agent or any Subordinated Creditor, as the case may be, they shall be sent to the respective address set forth below:

If to Senior Agent:	WEBSTER BANK, N.A. 100 Franklin Street Boston, Massachusetts 02110 Attn: Mr. Andre Paquette Fax No.:
with a copy to:	CHOATE HALL & STEWART LLP Two International Place Boston, Massachusetts 02110 Attn: Peter M. Palladino, P.C. Fax No.: (617) 248-5000
If to Subordinated Creditors:
BIA DIGITAL PARTNERS SBIC II LP
15120 Enterprise Court
Chantilly, VA 20151
Attn: Lloyd Sams
Fax No: (703) 227-9645

PLEXUS FUND II, L.P.
200 Providence Road, Suite 210
Charlotte, North Carolina  28207
Attn:  Mr. Bob Anders
Fax No.: (704) 927-6255

with a copy to:	PROSKAUER ROSE LLP One International Place Boston, Massachusetts 02110 Attn: Steven M. Ellis, Esq. Fax No.: (617) 526-9899
and:	BNY MELLON-ALCENTRA MEZZANINE III, L.P. 200 Park Avenue, 7th Floor New York, New York 10166 Attn: Justin Kaplan Fax No: (212) 922-8259

with a copy to:	MCCARTER & ENGLISH, LLP 245 Park Avenue, 27th Floor New York, New York 10167 Attn: Thomas Kesoglou, Esq. Fax No.: (212) 609-6821

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 17, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by telefacsimile or other electronic method of transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

18.          Costs and Attorneys' Fees. In the event it becomes necessary for any Senior Claimholder or any Subordinated Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including, but not limited to, reasonable attorneys' fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

19.          CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          (a)          THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b)          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL, COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH SENIOR CLAIMHOLDER AND EACH SUBORDINATED CLAIMHOLDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19(b).

          (c)         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH SENIOR CLAIMHOLDER AND EACH SUBORDINATED CLAIMHOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON

LAW OR STATUTORY CLAIMS. EACH SENIOR CLAIMHOLDER AND EACH SUBORDINATED CLAIMHOLDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20.           Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties.

21.           Integrated Agreement. This Agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

22.           Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

23.           Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

24.           Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and Senior Claimholders may continue, at any time and without notice to any Subordinated Creditor or any other Subordinated Claimholder, to extend credit and other financial accommodations to or for the benefit of any Obligor constituting Senior Priority Obligations in reliance hereof. Each Subordinated Creditor and each other Subordinated Claimholder hereby waive any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor in possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

25.           Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Loan Document, on the other hand, this Agreement shall control and prevail.

26.           Termination. This Agreement shall continue in full force and effect until the Discharge of the Senior Priority Obligations shall have occurred and shall thereafter be revived to the extent provided for in Section 5(h).

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WEBSTER BANK, N.A., as Senior Agent and as a Senior Lender
By:	/s/ Andre Paquette
Name:	Andre Paquette
Title:	Senior Vice President

BIA DIGITAL PARTNERS SBIC II LP, as Subordinated. Agent and as a Subordinated Creditor By: BIA Digital Partners II LLC Its: General Partner
By:	/s/ Lloyd Sams
Name:	Lloyd Sams
Title:	Managing Principal

PLEXUS FUND II, L.P., as a Subordinated Creditor By: Plexus Fund II GP, LLC Its: General Partner
By:	/s/ Robert R. Anders, Jr.
Name:	Robert R. Anders, Jr.
Title:	Manager

BNY MELLON-ALCENTRA MEZZANINE III, L.P., as a Subordinated Creditor By: BNY Mellon-Alcentra Mezzanine III (GP), L.P. Its: General Partner
By:	/s/ Justin Kaplan
Name:	Justin Kaplan
Title:	Senior Vice President

Signature Page to Intercreditor Agreement

ACKNOWLEDGED:

GLOBAL TELECOM & TECHNOLOGY, INC.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

NLAYER COMMUNICATIONS, INC.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

PACKETEXCHANGE (USA), INC.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

PACKETEXCHANGE INC.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

Signature Page to Intercreditor Agreement

TEK CHANNEL CONSULTING, LLC

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

WBS CONNECT LLC

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

COMMUNICATION DECISIONS - SNVC, LLC

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

CORE180, LLC

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

ELECTRA LTD.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

IDC GLOBAL, INC.

By:	/s/ Chris McKee
Name:	Chirs McKee
Title:	General Counsel

Signature Page to Intercreditor Agreement